Exhibit 99.1

Land Lease Agreement

Party A: (Lessor) Qingdao Sinogas General Machinery Co., Ltd

Party B: (Leaser) Qingdao Mingchen Real Estate Co., Ltd

Through friendly consultation, Party A and Party B come to the following agreement that Party A leases the land located at No.66 Jinhua Road, Sifang District, Qingdao City to Party B:

1. General Situation of the Land:

1.1 Location and Area: The land is located at No.66 Jinhua Road, Sifang District, Qingdao City, the factory area is 35737.72m2, and the construction area is 14796.43m2.

1.2 Surrounding:

East: Jinhuayuan Residential Area, Qingdao Paperboard Factory

South: Jinhua Road

West: Cangkou Garage, Jinhua Branch Road

North: Dormitory of Qingdao Textile Machinery Factory

1.3 Property of the Land: Transferable Industrial Land

2. Real Estate Ownership Certificate:

Party A acquired the Real Estate Ownership Certificate issued by the People’s Government of Qingdao City on April 9, 2007 after being approved by Land Resource and House Ownership Transaction Center of Qingdao City, fulfilling relevant procedures regulated by the Temporary Rules on Urban Land Use Right Transfer of the People’s Republic of China, and fully paying relevant taxes and charges.

3. Grade and Use Term of the Land:

The grade of the land is Qingdao Urban Industrial Grade III, and the use term is 50 years.

4. Lease Term and Price:

4.1 Lease Term: Party A agrees to lease the land to Party B for the term of 3 years from January 2008 to December 2010.

4.2 Price: The price is CNY 40 million/year. The annual rent is divided into quarters, and Party B pays CNY CNY 10million to Party A at the end of each quarter.

5. Promises:

5.1  Party A promises to start the move upon the first day of the lease term in January 2008, and completely move all the equipments and attaching facilities on the land before September 30, 2008. The concrete arrangement is that the raw material storage and the east workshop within the south wall shall be completely moved before March 31, 2008; the mechanical processing workshop shall be completely moved before April 30, 2008; the gas device workshop shall be completely moved before June 30, 2008; the technical quality building at north area, the trailer/gas bottle assembly workshop, product inspection workshop and compressor workshop, etc. shall be completely moved before September 30, 2008.

5.2  Party B promises to actively assist Party A on various affairs, and pay the stipulated rent seasonally from January 2008.

6.  Other Stipulations:

Through friendly consultation, Party A and Party B stipulates that if Party A decides to transfer the use right of the land within the lease term, Party A shall notify Party B at least 3 months ahead of schedule, and Party B shall have the priority to buy the use right of the land. Party A shall assist Party B to fulfill relevant procedures according to relevant regulations to acquire the valid use right of the land.

7. Breaching Liability:

7.1  If Party A fails to lease the land to Party B on the stipulated date and completely move all the equipments and attaching facilities, which may influence the prophase project of Party B, Party A shall pay compensations to Party B for each delayed day according to the current banking loan interest rate, and the compensations for more than 30 delayed days shall be doubled.

7.2  If Party B fails to pay the stipulated rent to Party A on schedule, Party B shall pay compensations to Party A for each delayed day according to the current banking loan interest rate, and the compensations for more than 30 delayed days shall be doubled.

8. Settlement of Disputes:

The disputes arising from fulfillment of this agreement shall be settled through friendly consultation of both parties, and if no settlement can be reached, the following 8.1 shall be applied:

8.1  Applying arbitration from local arbitration committee;

8.2  Applying litigation from the People’s Court.

9.  This agreement shall come into force after being signed and sealed by both parties.

10.  This agreement is in 2 original copies with the same force, and each parties shall keep one of them.

11.  Signing Place: Qingdao, China

(No text on this page)

Party A: Qingdao Sinogas General Machinery Co., Ltd

Seal by Qingdao Sinogas General Machinery Co., Ltd

Legal Representative:

Bo Huang

March 1, 2008

Party B: Qingdao Mingchen Real Estate Co., Ltd

Seal by Qingdao Mingchen Real Estate Co., Ltd

Legal Representative:

Huaiqian Bie

March 1, 2008